FRANKLIN BALANCE SHEET INVESTMENT FUND
             (FRANKLIN MICROCAP VALUE FUND-NEW SERIES)
                      REGISTRATION STATEMENT
                          EXHIBITS INDEX

EXHIBIT NO.       DESCRIPTION                       LOCATION

EX-99.B1(i)       Agreement and Declaration of      Attached
                  Trust dated September 11, 1989

EX-99.B2(i)       By-Laws                           Attached

EX-99.B5(i)       Management Agreement              Attached
                  dated April 2, 1990

EX-99.B5(ii)      Form of Management Agreement      Attached
                  on behalf of Franklin
                  Microcap Value Fund

EX-99.B6(i)       Distribution Agreement dated      Attached
                  April 12, 1990

EX-99.B6(ii)      Forms of Distribution Agreements  Attached
                  between Registrant and Franklin
                  Distributors, Inc.

EX-99.B8(i)       Custodian Agreement dated June    Attached
                  12, 1991

EX-99.B8(ii)      Copy of Custodian Agreement       *
                  between Registrant and Citibank
                  Delaware

EX-99.B8(iii)     Amendment to Custodian Agreement  Attached
                  between Registrant and Bank of
                  America NT & SA dated April 12,
                  1995

EX-99.10(i)       Opinion and Consent dated         Attached
                  December 1, 1989

EX-99.13(i)       Letter of Understanding relating  Attached
                  to Initial Capital dated
                  November 17, 1989

EX-99.14(i)       Franklin Ira Form copy of model   *
                  Retirement Plan

EX-99.15(i)       Amended and Restated              Attached
                  Distribution Plan Pursuant to
                  Rule 12b-1 dated July 1, 1993

EX-99.17(i)       Power of Attorney dated           Attached
                  September 18, 1995

Ex-99.17(ii)      Certificate of Secretary dated    Attached
                  September 18, 1995


*Incorporated by Reference